EXHIBIT 32.1
CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, John T. Cahill, Chairman and Chief Executive Officer of Kraft Foods Group, Inc. (“Kraft”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Kraft’s Annual Report on Form 10-K for the period ended December 27, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in Kraft’s Annual Report on Form 10-K fairly presents, in all material respects, Kraft’s financial condition and results of operations.

/s/ John T. Cahill
John T. Cahill
Chairman and Chief Executive Officer
February 19, 2015
I, Teri List-Stoll, Executive Vice President and Chief Financial Officer of Kraft Foods Group, Inc. (“Kraft”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Kraft’s Annual Report on Form 10-K for the period ended December 27, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in Kraft’s Annual Report on Form 10-K fairly presents, in all material respects, Kraft’s financial condition and results of operations.

/s/ Teri List-Stoll
Teri List-Stoll
Executive Vice President and
Chief Financial Officer
February 19, 2015
A signed original of these written statements required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Kraft Foods Group, Inc. and will be retained by Kraft Foods Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.